UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2007

Trico Marine Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Southwest Freeway, Suite 2950 Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 780-9926

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On August 9, 2007, Trico Marine Services, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Kistefos AS, a Norwegian aksjeselskap (stock company)(“Kistefos”).   According to Amendment No. 12 to Schedule 13D filed by Kistefos on July 31, 2007, Kistefos beneficially owns 3,000,000 shares of the Company’s outstanding shares of common stock, par value $0.01 per share, or approximately 20.0% of the outstanding shares.

Pursuant to the Agreement, the Company may purchase up to $20.0 million of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share from Kistefos from time to time in conjunction with the Company’s $100 million share repurchase program that was authorized by the Company’s Board of Directors on July 30, 2007 (the “Repurchase Program”) during the period beginning August 9, 2007 and ending on the earlier of (i) the date the Company has acquired $20.0 million of Shares from Kistefos, (ii) the date the Company publicly announces the termination or expiration of the Company’s Repurchase Program or (iii) the date on which Kistefos ceases to hold any Shares.

On any day the Company purchases shares of its common stock pursuant to the Repurchase Program from other stockholders (the “Other Purchases”), the Company will purchase will equal the number of Kistefos’ Shares which could be sold so that (upon completion of the Other Purchases and the purchase from Kistefos), Kistefos’ percentage ownership of the Company’s common stock will remain unchanged.  The purchase price that the Company will pay Kistefos for any such purchases will equal the volume weighted average price for all Shares purchased in the Other Purchases on the applicable purchase date.

If Kistefos is engaged in a “distribution” of Shares (as such term is defined under Regulation M promulgated by the Securities and Exchange Commission), then (x) Kistefos’ obligation to sell, and the Company’s right to purchase from Kistefos will be suspended during the applicable “restricted period” (as defined in Regulation M).  When any restricted period is terminated, the number of Shares that the Company may purchase will be adjusted so that, on a day the Company makes Other Purchases, the Company will purchase the number of Kistefos’ Shares which could be sold so that (upon completion of the Other Purchases and the purchase from Kistefos), Kistefos will beneficially own not less than the percentage of the outstanding shares of the Company’s common stock that Kistefos beneficially owned at the end of the most recent restricted period.

The preceding summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit No.

Exhibit No.	Description
Exhibit 10.1	Stock Purchase Agreement dated as of August 9, 2007, by and between Trico Marine Services, Inc. and Kistefos AS

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2007		Trico Marine Services, Inc.

	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Chief Administrative Officer, Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Stock Purchase Agreement dated as of August 9, 2007, by and between Trico Marine Services, Inc. and Kistefos AS

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